UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2021

Commission File Number:  001-32420

Charlie's Holdings, Inc.
(Exact name of registrant as specified in its charter.)

Nevada	84-1575085
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1007 Brioso Drive, Costa Mesa, California 92627
(Address of principal executive offices)

949-203-3500
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	CHUC	N/A

Item 1.01         Entry into a Material Definitive Agreement.

See Item 5.02 of this Current Report on Form 8-K regarding the resignation of Mr. Brandon Stump.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Brandon Stump

On October 29, 2021, Brandon Stump resigned from his position as: (i) Chief Executive Officer, Chair of the Board of Directors, and a member of the Board of Directors of Charlie’s Holdings, Inc. (the “Company”); and (ii) all positions held for each direct and indirect subsidiary of the Company (each, a "Subsidiary"), including as a member of the Board of Directors of each Subsidiary. Mr. Stump indicated that his resignation from the Board of Directors is not due to any disagreement with respect to the Company's operations, policies, or practices.

In connection with Mr. Stump's resignation, the Company and Mr. Stump entered into an agreement regarding Mr. Stump's resignation (the "Resignation Agreement"), which Resignation Agreement is dated October 29, 2021. Pursuant to the Resignation Agreement, in consideration for Mr. Stump agreeing to terminate his employment agreement with the Company, as amended and restated on February 12, 2020 (the "Employment Agreement"), and agreeing to certain restrictions and covenants, the Company will: (i) continue to pay Mr. Stump his base salary (as defined in the Employment Agreement), through April 22, 2022; (ii) pay Mr. Stump certain bonus compensation owed to Mr. Stump in an amount equal to $300,000, payable in installments of $75,000 on each of November 1, 2021, December 1, 2021, January 1, 2022, and February 1, 2022; and (iii) continue to make available to Mr. Stump certain employee benefits offered by the Company until April 22, 2022.

The foregoing description of the Resignation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Resignation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

For more information on the Employment Agreement, see the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 19, 2020.

Resignation of David Allen

On October 29, 2021, David Allen resigned from his position as a member of the Board of Directors of the Company. Mr. Allen indicated that his resignation from the Board of Directors is not due to any disagreement with respect to the Company's operations, policies, or practices.

Resignation of Keith Stump

On October 29, 2021, Keith Stump resigned from his position as a member of the Board of Directors of the Company. Mr. Stump indicated that his resignation from the Board of Directors is not due to any disagreement with respect to the Company's operations, policies, or practices.

The resignations of Messrs. Allen and Stump are intended to create a Board of Directors consisting of a majority of independent directors in preparation for a proposed uplist to a national securities exchange.

Item 8.01         Other Events.

On November 3, 2021, the Company issued a press release announcing the resignation of Messrs. Brandon Stump, Keith Stump and David Allen. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement between Charlie's Holdings, Inc. and Brandon Stump, dated October 29, 2021.
99.1	Press Release issued by Charlie's Holdings, Inc., dated November 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charlie's Holdings, Inc.

Date: November 3, 2021	By:	/s/ Ryan Stump
Ryan Stump
Chief Operating Officer